Exhibit 16.1

2015 LINCOLN HIGHWAY

P.O. BOX 988

EDISON, NJ 08818-0988

PHONE: 732.287.1000

FAX: 732.287.3200

WWW.AMPER.COM

August 19, 2010

Securities and Exchange Commission

100 F Street, N.E.

Washington D.C.,  20549-7561

Dear Sirs/Madams:

We have read MGT Capital Investment, Inc.’s statements included under Item 4.01 on its Form 8-K filed on August 19, 2010 and we agree with such statements concerning our firm.

/s/ Amper, Politziner & Mattia, LLP

NEW JERSEY: BRIDGEWATER | EDISON | HACKENSACK | PRINCETON | WALL
NEW YORK: NEW YORK | WESTCHESTER
PENNSYLVANIA: PHILADELPHIA